UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 21, 2005

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA

(State or Other Jurisdiction of Incorporation)

001-31940	25-1255406

(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148

(Address of Principal Executive Offices)	(Zip Code)
(724) 981-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
ITEM 8.01. OTHER EVENTS
     On December 21, 2005, F.N.B. Corporation (the Corporation) announced the signing of a definitive agreement to acquire The Legacy Bank of Harrisburg, Pennsylvania (Legacy). The Corporation will acquire the $382 million financial services company in a stock and cash transaction valued at $74.6 million. The terms of the agreement call for 30 percent of Legacy shares to be exchanged for cash at $18.40 per share. The remaining 70 percent of Legacy shares will be exchanged for F.N.B. Corporation common stock on a share-for-share basis. The transaction is expected to be completed during the second quarter of 2006, pending regulatory approvals and the approval of shareholders of Legacy.
     The press release issued by the Corporation announcing the acquisition is attached hereto as Exhibit 99.1 and incorporated by reference herein.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Exhibits:

99.1	Press release dated December 21, 2005 announcing the signing of a definitive agreement to acquire The Legacy Bank, located in Harrisburg, Pennsylvania.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION (Registrant)
By:	/s/Brian F. Lilly
	Name:	Brian F. Lilly
	Title:	Chief Financial Officer (Principal Financial Officer)

Dated: December 21, 2005